UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2019, Onconova Therapeutics, Inc. (“we,” “us,” “our,” or the “Company”) entered into definitive securities purchase agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”) with institutional investors for the issuance and sale in a registered direct offering of (i) 14,326,648 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) warrants to purchase up to a total of 7,163,324 shares of Common Stock (the “Investor Warrants”) at an offering price of $0.349 per share and accompanying 0.5 Investor Warrant. Each Investor Warrant will be exercisable for one share of our Common Stock at an exercise price of $0.287 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The offering is expected to close on or about December 10, 2019, subject to the satisfaction of customary closing conditions.

We also entered into an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the offering. We have agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds in the offering.

In addition, in connection with the offering, we have agreed to pay Wainwright (a) a management fee equal to 1.0% of the gross proceeds raised in the offering (b) $85,000 for non-accountable expenses; and (c) $10,000 for clearing fees.

We also have agreed to issue to Wainwright (or its designees) placement agent warrant to purchase up to 716,332 shares of Common Stock (“Placement Agent Warrants”), which represents a number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the offering. The Placement Agent Warrants will be substantially on the same terms as the Investor Warrants, except that the Placement Agent Warrants will have an exercise price of $0.43625 per share and will have a term of five years from the effective date of the offering.

Additionally, we have granted to Wainwright, subject to certain conditions, a twelve-month right of first refusal with respect to additional raises of funds by us. In addition, if any investor introduced to us by Wainwright participates in a capital raising transaction during the eight months following termination or expiration of our engagement of Wainwright, we have agreed to pay to Wainwright the cash compensation described herein in connection with capital provided by such investor.

The net proceeds to us from the offering, after deducting Wainwright’s placement agent fees and expenses and other estimated offering expenses payable by us are expected to be approximately $4.4 million.

The shares of Common Stock, Investor Warrants and Placement Agent Warrants (and the shares of Common Stock issuable upon exercise of the Investor Warrant and Placement Agent Warrants sold in the offering are offered and sold pursuant to a prospectus dated December 28, 2017, and a prospectus supplement dated as of December 6, 2019 to be filed in connection with a takedown from the Company’s shelf registration statement (“Registration Statement”) on Form S-3 (File No. 333-221684).

The Purchase Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

The descriptions of terms and conditions of the Purchase Agreements, the Investor Warrants and the Placement Agent Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Investor Warrant and the form of Placement Agent Warrant, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the securities offered by us in the offering is attached as Exhibit 5.1 hereto.

On December 9, 2019, the Company issued a press release announcing its entry into the Purchase Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Upon the closing of the offering, the Company’s stockholders’ equity is expected to exceed the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1), and the Company intends to provide further information to Nasdaq demonstrating its ability to sustain long-term compliance. In addition, 10,443,000 common stock warrants have been exercised since November 25, 2019, resulting in additional proceeds to the Company of approximately $2.1 million. Assuming no additional warrants are exercised before the closing of the offering, the Company expects to have 86,717,110 shares of Common Stock outstanding as of December 10, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Form of Securities Purchase Agreement, dated as of December 6, 2019, among Onconova Therapeutics, Inc. and the Purchasers named therein

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press release of Onconova Therapeutics, Inc. issued on December 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer